Aetna Life Insurance and Annuity Company


                                   ENDORSEMENT

The Contract and Certificate are hereby endorsed as follows:

Section 3.08 Net Return Factor(s) - Separate Account is amended by restating paragraph (e) as follows:

         (e) a daily actuarial charge at an annual rate of [1.25%] for Annuity mortality and expense risks and profit; and a daily administrative charge which will not exceed .25% on an annual basis.

Section 4.02 Terms of Annuity Options is amended by restating paragraph (c) as follows:

     (c) No choice of any Annuity option may be made if the first payment would be less than $50 per month or if the total payments in a year would be less than $250.

Section 4.02 Terms of Annuity Options is amended by restating the first sentence of paragraph (e) as follows:

     The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1992 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

Section 4.02 Terms of Annuity Options is amended by adding paragraph (g) as follows:

     (g) At the request of the Contract Holder or the Participant if the Contract Holder has directed Aetna to accept such a request from the Participant, all or any portion of the Current Value may be transferred from any Fund to any other allowable Fund. Aetna reserves the right to allow no more than four Funds to be selected at any one time. Fund transfers will be processed as of the Valuation Period following receipt of a transfer request in good order at Aetna's Home Office. During the Annuity period, the maximum number of allowable transfers in a calendar year is four. Aetna reserves the right to increase the number of allowable transfers.

                                       1
EHF97MN

         Fund transfer requests must be expressed as a percentage of each Funds allocation to the Annuity payment. Aetna may establish a minimum transfer amount.

Section 4.03 Death of Annuitant/Beneficiary is amended and restated as follows:

     Upon the death of the Annuitant(s), any remaining guaranteed payments will continue to the beneficiary unless the beneficiary elects to receive the present value of any remaining guaranteed payments in a lump sum. Such payments will be paid at least as rapidly as under the method of distribution then in effect. If the beneficiary dies while receiving payments, the present value of any remaining guaranteed payments will be paid in one sum to the beneficiary's estate. The interest rate used to determine the first Annuity payment will be used to calculate the present value. The present value will be determined as of the Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's Home Office.

Section 4.06 Annuity Options is amended by deleting Option 1 - Payment of Interest on Sum Left with Aetna.

Section 4.06 Annuity Options is amended by restating the second and third paragraphs of Option 2 as follows:

     The number of years chosen must be at least five and not more than 30 and the Annuity may be a Fixed or Variable Annuity.

Section 4.06 Annuity Options is amended by restating Option 3 as follows:

     Option 3 -- Life Income -- An Annuity will be paid for the life of the Annuitant. When this option is chosen, a choice of the following guarantees is also available:

     (a) Aetna will guarantee payments for 5-30 years; or

     (b) Cash Refund Guarantee -- payments will be guaranteed for the amount applied to the Annuity Option. If the Annuitant dies prior to the payment of the amount applied to the Annuity Option (less any premium tax), any remaining balance will be paid in one sum to the beneficiary. This choice is available only on a fixed basis.

Section 4.06 Annuity Options is amended by adding paragraphs (e) and (f) and a new paragraph following paragraph (f) to Option 4 as follows:

     (e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

     (f) 100% of the payment to continue after the first death. Payments are guaranteed for the amount applied to the Annuity Option (less any premium tax), any remaining balance will be paid in one sum to the beneficiary. This option is only available on a fixed basis.

     If a Fixed Annuity option is chosen under Option 2, Option 3(a) or Option 4(a) or (d), then the Participant may elect a payment increase of 1, 2 or 3%, compounded annually. An election of such payment increase will result in an adjustment of the policy guarantees by an actuarially equivalent payment factor.

Section 4.06 Annuity Options is amended by restating the annuity tables as follows:

                                    OPTION 2

                      Payments for a Stated Period of Time

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

      ------------------------------------------------------------------
                          Monthly                           Monthly
         Years            Payment            Years          Payment
      ------------------------------------------------------------------

           5              $17.91              18             $5.96
           6               15.14              19              5.73
           7               13.16              20              5.51
           8               11.68              21              5.32
           9               10.53              22              5.15
           10               9.61              23              4.99
           11               8.86              24              4.84
           12               8.24              25              4.71
           13               7.71              26              4.59
           14               7.26              27              4.47
           15               6.87              28              4.37
           16               6.53              29              4.27
           17               6.23              30              4.18
      ------------------------------------------------------------------

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

      ------------------------------------------------------------------
                          Monthly                           Monthly
         Years            Payment            Years          Payment
      ------------------------------------------------------------------

           5              $18.12              18             $6.20
           6               15.35              19              5.97
           7               13.38              20              5.75
           8               11.90              21              5.56
           9               10.75              22              5.39
           10               9.83              23              5.24
           11               9.09              24              5.09
           12               8.46              25              4.96
           13               7.94              26              4.84
           14               7.49              27              4.73
           15               7.10              28              4.63
           16               6.76              29              4.53
           17               6.47              30              4.45
      ------------------------------------------------------------------

                                    OPTION 2

                      Payments for a Stated Period of Time

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

      ------------------------------------------------------------------
                          Monthly                           Monthly
         Years            Payment            Years          Payment
      ------------------------------------------------------------------

           5              $18.74              18             $6.94
           6               15.99              19              6.71
           7               14.02              20              6.51
           8               12.56              21              6.33
           9               11.42              22              6.17
           10              10.51              23              6.02
           11               9.77              24              5.88
           12               9.16              25              5.76
           13               8.64              26              5.65
           14               8.20              27              5.54
           15               7.82              28              5.45
           16               7.49              29              5.36
           17               7.20              30              5.28
      ------------------------------------------------------------------

                                    OPTION 3

                                   Life Income

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Years

---------------------------------------------------------------------------------------------------------
 Adjusted Age                                                                                       Cash
 of Annuitant          None            5              10             15              20            Refund
---------------------------------------------------------------------------------------------------------
      50              $4.05          $4.05          $4.03           $3.99          $3.93           $3.89
      51               4.12           4.11           4.09            4.05           3.99            3.94
      52               4.19           4.19           4.16            4.11           4.04            4.00
      53               4.27           4.26           4.23            4.18           4.10            4.06
      54               4.35           4.34           4.31            4.25           4.16            4.12

      55               4.44           4.42           4.39            4.32           4.22            4.19
      56               4.53           4.51           4.47            4.40           4.29            4.26
      57               4.62           4.61           4.56            4.48           4.35            4.33
      58               4.72           4.71           4.65            4.56           4.42            4.41
      59               4.83           4.81           4.75            4.64           4.49            4.49

      60               4.95           4.93           4.86            4.73           4.55            4.57
      61               5.07           5.05           4.97            4.83           4.62            4.66
      62               5.20           5.17           5.08            4.92           4.69            4.76
      63               5.34           5.31           5.20            5.02           4.76            4.85
      64               5.49           5.45           5.33            5.12           4.83            4.96

      65               5.65           5.61           5.47            5.22           4.89            5.06
      66               5.82           5.77           5.61            5.33           4.96            5.18
      67               6.01           5.94           5.75            5.44           5.02            5.30
      68               6.20           6.13           5.91            5.54           5.08            5.42
      69               6.41           6.33           6.07            5.65           5.14            5.56

      70               6.64           6.54           6.23            5.76           5.19            5.70
      71               6.88           6.76           6.41            5.86           5.24            5.84
      72               7.14           7.00           6.59            5.97           5.28            6.00
      73               7.43           7.26           6.77            6.06           5.32            6.16
      74               7.73           7.53           6.96            6.16           5.35            6.33

      75               8.06           7.82           7.14            6.25           5.38            6.51
---------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Years

---------------------------------------------------------------------------------------------------------
    Adjusted
     Age of
    Annuitant              None               5                 10                15                20
---------------------------------------------------------------------------------------------------------
       50                 $4.34             $4.34             $4.31             $4.27             $4.22
       51                  4.41              4.40              4.38              4.33              4.27
       52                  4.48              4.47              4.45              4.40              4.32
       53                  4.56              4.55              4.52              4.46              4.38
       54                  4.64              4.63              4.59              4.53              4.44

       55                  4.72              4.71              4.67              4.60              4.50
       56                  4.81              4.80              4.75              4.67              4.56
       57                  4.91              4.89              4.84              4.75              4.62
       58                  5.01              4.99              4.93              4.83              4.69
       59                  5.12              5.10              5.03              4.92              4.75

       60                  5.23              5.21              5.13              5.00              4.82
       61                  5.36              5.33              5.24              5.09              4.88
       62                  5.49              5.45              5.35              5.19              4.95
       63                  5.63              5.59              5.47              5.28              5.02
       64                  5.78              5.73              5.60              5.38              5.08

       65                  5.94              5.89              5.73              5.48              5.15
       66                  6.11              6.05              5.87              5.58              5.21
       67                  6.29              6.22              6.02              5.69              5.27
       68                  6.49              6.41              6.17              5.79              5.33
       69                  6.70              6.60              6.33              5.90              5.38

       70                  6.92              6.81              6.49              6.00              5.43
       71                  7.17              7.04              6.66              6.10              5.48
       72                  7.43              7.27              6.84              6.20              5.52
       73                  7.71              7.53              7.02              6.30              5.55
       74                  8.02              7.80              7.20              6.39              5.59

       75                  8.35              8.08              7.38              6.48              5.62
---------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Years

---------------------------------------------------------------------------------------------------------
    Adjusted
     Age of
    Annuitant              None               5                 10                15                20
---------------------------------------------------------------------------------------------------------
       50                 $5.26             $5.25             $5.22             $5.17             $5.11
       51                  5.33              5.32              5.28              5.23              5.15
       52                  5.40              5.38              5.34              5.29              5.20
       53                  5.47              5.45              5.41              5.35              5.26
       54                  5.54              5.53              5.48              5.41              5.31

       55                  5.63              5.61              5.56              5.47              5.36
       56                  5.71              5.69              5.63              5.54              5.42
       57                  5.80              5.78              5.72              5.61              5.47
       58                  5.90              5.88              5.81              5.69              5.53
       59                  6.01              5.98              5.90              5.77              5.59

       60                  6.12              6.09              6.00              5.85              5.65
       61                  6.24              6.21              6.10              5.93              5.71
       62                  6.37              6.33              6.21              6.02              5.77
       63                  6.51              6.46              6.33              6.11              5.83
       64                  6.66              6.60              6.45              6.20              5.89

       65                  6.82              6.75              6.57              6.30              5.95
       66                  6.99              6.91              6.71              6.39              6.01
       67                  7.17              7.08              6.85              6.49              6.06
       68                  7.36              7.27              6.99              6.59              6.12
       69                  7.57              7.46              7.15              6.69              6.17

       70                  7.80              7.67              7.30              6.78              6.21
       71                  8.05              7.89              7.47              6.88              6.25
       72                  8.31              8.13              7.64              6.97              6.29
       73                  8.59              8.38              7.81              7.06              6.33
       74                  8.90              8.64              7.99              7.15              6.36

       75                  9.23              8.93              8.16              7.23              6.38
---------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                         Life Income for Two Annuitants

                    Amount of Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------------------------------------
      Adjusted Ages
---------------------------                                             Option 4d
                 Second                                                 10 Years
  Annuitant     Annuitant    Option 4a     Option 4b    Option 4c      Guaranteed     Option 4e    Option 4f
------------------------------------------------------------------------------------------------------------

     55            50           $3.69         $4.05        $4.27         $3.69           $4.03        $3.69
     55            55            3.88          4.25         4.47          3.87            4.14         3.87
     55            60            3.99          4.44         4.71          3.98            4.20         3.98

     60            55            3.99          4.44         4.71          3.98            4.42         3.98
     60            60            4.24          4.71         4.99          4.23            4.57         4.23
     60            65            4.38          4.97         5.32          4.38            4.65         4.38

     65            60            4.38          4.97         5.32          4.38            4.93         4.38
     65            65            4.72          5.33         5.70          4.71            5.14         4.72
     65            70            4.93          5.68         6.15          4.91            5.27         4.91

     70            65            4.93          5.68         6.15          4.91            5.66         4.91
     70            70            5.40          6.21         6.70          5.36            5.96         5.38
     70            75            5.69          6.68         7.32          5.62            6.13         5.66

     75            70            5.69          6.68         7.32          5.62            6.67         5.66
     75            75            6.37          7.45         8.15          6.23            7.12         6.33
     75            80            6.78          8.11         8.99          6.54            7.36         6.71
------------------------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                         Life Income for Two Annuitants

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

----------------------------------------------------------------------------------------------
      Adjusted Ages
---------------------------                                            Option 4d
                 Second                                                10 Years
  Annuitant     Annuitant    Option 4a     Option 4b    Option 4c     Guaranteed     Option 4e
----------------------------------------------------------------------------------------------
     55            50           $3.97         $4.35        $4.56         $3.97          $4.31
     55            55            4.16          4.54         4.76          4.15           4.42
     55            60            4.27          4.73         5.00          4.26           4.48

     60            55            4.27          4.73         5.00          4.26           4.70
     60            60            4.51          4.99         5.27          4.50           4.84
     60            65            4.66          5.25         5.61          4.65           4.93

     65            60            4.66          5.25         5.61          4.65           5.22
     65            65            4.99          5.61         5.99          4.98           5.42
     65            70            5.19          5.97         6.44          5.17           5.54

     70            65            5.19          5.97         6.44          5.17           5.93
     70            70            5.67          6.49         6.99          5.62           6.23
     70            75            5.95          6.96         7.61          5.87           6.40

     75            70            5.95          6.96         7.61          5.87           6.95
     75            75            6.64          7.73         8.43          6.48           7.40
     75            80            7.04          8.39         9.29          6.79           7.64
----------------------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                         Life Income for Two Annuitants

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

-----------------------------------------------------------------------------------------------
      Adjusted Ages
---------------------------                                           Option 4d
                 Second                                                10 Years
  Annuitant     Annuitant    Option 4a     Option 4b    Option 4c     Guaranteed     Option 4e
-----------------------------------------------------------------------------------------------
     55            50           $4.88         $5.26        $5.48         $4.88          $5.23
     55            55            5.04          5.44         5.66          5.04           5.32
     55            60            5.15          5.63         5.91          5.14           5.38

     60            55            5.15          5.63         5.91          5.14           5.59
     60            60            5.37          5.87         6.16          5.37           5.72
     60            65            5.52          6.14         6.51          5.51           5.80

     65            60            5.52          6.14         6.51          5.51           6.10
     65            65            5.83          6.49         6.87          5.82           6.29
     65            70            6.04          6.84         7.34          6.00           6.41

     70            65            6.04          6.84         7.34          6.00           6.81
     70            70            6.49          7.35         7.87          6.44           7.08
     70            75            6.77          7.84         8.51          6.68           7.25

     75            70            6.77          7.84         8.51          6.68           7.81
     75            75            7.45          8.60         9.33          7.27           8.25
     75            80            7.86          9.28        10.20          7.57           8.49
-------------- ------------ ------------- ------------ ------------- -------------- -------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

            Section 6.01 entitled Maintenance Fee is deleted and replaced with the following statement:

         The Maintenance Fee will be -$0-.


Section 6.02 entitled Surrender Fee is amended by adding the following to the last paragraph:

         (h) On account of a Participant's separation from service. The Contract Holder must submit documentation satisfactory to Aetna to confirm that the Participant is no longer providing services to the employer.



Endorsed and made a part of the Contract and Certificate on the Effective Date of the Contract and Certificate.

                                            /s/ Thomas J. McInerney
                                            -----------------------------------
                                                Thomas J. McInerney, President